As filed with the Securities and Exchange Commission on June 22, 2012

Registration File No: 333-103613

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SYNOVUS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Georgia	58-1134883
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1111 Bay Avenue Suite 500 Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

SYNOVUS FINANCIAL CORP.

Option Plan for Conversion of Stock Options Assumed Pursuant to the Agreement and Plan of Merger

between Synovus Financial Corp. and United Financial Holdings, Inc.

(Full title of the plan)

Alana L. Griffin

Deputy General Counsel

Synovus Financial Corp.

1111 Bay Avenue

Suite 501

Columbus, Georgia 31901

(706) 644-2485

(Name and address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Amendment”) filed by Synovus Financial Corp. (“Synovus”) relates to the Registration Statement on Form S-8 (Registration No. 333-103613) (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on March 5, 2003 for the registration of 341,118 shares of common stock, $1.00 par value per share, of Synovus (“Common Stock”) which may be issued by Synovus pursuant to outstanding stock options which were assumed by Synovus under its Agreement and Plan of Merger with United Financial Holdings, Inc. (the “Plan”). This Amendment is filed to deregister all securities remaining unsold under the offering described in the Registration Statement as of the termination date of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 22nd day of June, 2012.

SYNOVUS FINANCIAL CORP. (Registrant)

By:	/s/ Kessel D. Stelling
Kessel D. Stelling
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Georgia on the 22nd day of June, 2012.

SYNOVUS FINANCIAL CORP. OPTION PLAN FOR CONVERSION OF STOCK OPTIONS ASSUMED PURSUANT TO THE AGREEMENT AND PLAN OF MERGER BETWEEN SYNOVUS FINANCIAL CORP. AND UNITED FINANCIAL HOLDINGS, INC.

By:	/s/ Kessel D. Stelling
Kessel D. Stelling
Chairman of the Board, President and Chief Executive Officer, Synovus Financial Corp.